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                                                                     Exhibit 4.1
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                                CREDIT AGREEMENT


                                  by and among


                           THE WACKENHUT CORPORATION,
                                  as Borrower,


                             BANK OF AMERICA, N.A.,
                      as Administrative Agent and as Lender

                                       and

                                SCOTIABANC INC.,
                       as Syndication Agent and as Lender

                                       and

                           FIRST UNION NATIONAL BANK,
                      As Documentation Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                November 13, 2000



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                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS
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                                                     ARTICLE I

                                               Definitions and Terms

1.1.          Definitions.........................................................................................2
1.2.          Rules of Interpretation............................................................................26
1.3.          Accounting for Acquisitions........................................................................27

                                                    ARTICLE II

                                               The Credit Facilities

2.1.          Revolving Loans....................................................................................29
2.2.          Use of Proceeds....................................................................................31
2.3.          Notes..............................................................................................31
2.4.          Swing Line.........................................................................................32

                                                    ARTICLE III

                                                 Letters of Credit

3.1.          Letters of Credit..................................................................................34
3.2.          Reimbursement and Participations...................................................................34

                                                    ARTICLE IV

                                 Eurodollar Funding, Fees, and Payment Conventions

4.1.          Interest Rate Options..............................................................................38
4.2.          Conversions and Elections of Subsequent Interest Periods...........................................38
4.3.          Payment of Interest................................................................................39
4.4.          Prepayments of Eurodollar Rate Loans...............................................................39
4.5.          Manner of Payment..................................................................................39
4.6.          Fees...............................................................................................40
4.7.          Pro Rata Payments..................................................................................41
4.8.          Computation of Rates and Fees......................................................................41
4.9.          Deficiency Advances; Failure to Purchase Participations............................................41
4.10.         Intraday Funding...................................................................................41
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                                                     ARTICLE V

                                              Change in Circumstances

5.1.          Increased Cost and Reduced Return..................................................................43
5.2.          Limitation on Types of Loans.......................................................................44
5.3.          Illegality.........................................................................................45
5.4.          Treatment of Affected Loans........................................................................45
5.5.          Compensation.......................................................................................45
5.6.          Taxes..............................................................................................46

                                                    ARTICLE VI

                             Conditions to Making Loans and Issuing Letters of Credit

6.1.          Conditions of Initial Advance......................................................................48
6.2.          Conditions of Revolving Loans and Letter of Credit.................................................50

                                                    ARTICLE VII

                                          Representations and Warranties

7.1.          Organization and Authority.........................................................................52
7.2.          Loan Documents.....................................................................................52
7.3.          Solvency...........................................................................................53
7.4.          Subsidiaries and Stockholders......................................................................53
7.5.          Ownership Interests................................................................................53
7.6.          Financial Condition................................................................................53
7.7.          Title to Properties................................................................................54
7.8.          Taxes..............................................................................................54
7.9.          Other Agreements...................................................................................54
7.10.         Litigation.........................................................................................54
7.11.         Margin Stock.......................................................................................55
7.12.         Regulated Company..................................................................................55
7.13.         Patents, Etc.......................................................................................55
7.14.         No Untrue Statement................................................................................55
7.15.         No Consents, Etc...................................................................................55
7.16.         Employee Benefit Plans.............................................................................56
7.17.         No Default.........................................................................................57
7.18.         Environmental Laws.................................................................................57
7.19.         Employment Matters.................................................................................57
7.20.         RICO...............................................................................................58

                                                   ARTICLE VIII

                                               Affirmative Covenants

8.1.          Financial Reports, Etc.............................................................................59

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8.2.          Maintain Properties................................................................................60
8.3.          Existence, Qualification, Etc......................................................................60
8.4.          Regulations and Taxes..............................................................................61
8.5.          Insurance..........................................................................................61
8.6.          True Books.........................................................................................61
8.7.          Right of Inspection................................................................................61
8.8.          Observe all Laws...................................................................................62
8.9.          Governmental Licenses..............................................................................62
8.10.         Covenants Extending to Other Persons...............................................................62
8.11.         Officer's Knowledge of Default.....................................................................62
8.12.         Suits or Other Proceedings.........................................................................62
8.13.         Notice of Environmental Complaint or Condition.....................................................62
8.14.         Environmental Compliance...........................................................................63
8.15.         Further Assurances.................................................................................63
8.16.         Employee Benefit Plans.............................................................................63
8.17.         Nature of Business.................................................................................64
8.18.         New Subsidiaries...................................................................................64

                                                    ARTICLE IX

                                                Negative Covenants

9.1.          Financial Covenants................................................................................66
9.2.          Acquisitions.......................................................................................66
9.3.          Negative Pledge Clauses............................................................................67
9.4.          Limitation on Liens................................................................................67
9.5.          Indebtedness.......................................................................................68
9.6.          Mergers, Consolidations and Sales of Assets........................................................69
9.7.          Restricted Payments: Joint Venture Investments.....................................................71
9.8.          Limitation on Sale and Leasebacks..................................................................72
9.9.          Guaranties.........................................................................................72
9.10.         Compliance with ERISA, the Code and Foreign Benefit Laws...........................................72
9.11.         Fiscal Year........................................................................................73
9.12.         Rate Hedging Obligations...........................................................................73
9.13.         Advances to WCC....................................................................................73

                                                     ARTICLE X

                                        Events of Default and Acceleration

10.1.         Events of Default..................................................................................74
10.2.         Agent to Act.......................................................................................77
10.3.         Cumulative Rights..................................................................................77
10.4.         No Waiver..........................................................................................77
10.5.         Allocation of Proceeds.............................................................................77



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                                                    ARTICLE XI

                                                     The Agent

11.1.         Appointment, Powers, and Immunities................................................................79
11.2.         Reliance by Agent..................................................................................79
11.3.         Defaults...........................................................................................80
11.4.         Rights as Lender...................................................................................80
11.5.         Indemnification....................................................................................80
11.6.         Non-Reliance on Agent and Other Lenders............................................................81
11.7.         Resignation of Agent...............................................................................81

                                                    ARTICLE XII

                                                   Miscellaneous

12.1.         Assignments and Participations.....................................................................82
12.2.         Notices............................................................................................83
12.3.         Right of Set-off; Adjustments......................................................................85
12.4.         Survival...........................................................................................85
12.5.         Expenses...........................................................................................86
12.6.         Amendments and Waivers.............................................................................86
12.7.         Counterparts; Facsimile Signatures.................................................................86
12.8.         Termination........................................................................................87
12.9.         Indemnification; Limitation of Liability...........................................................87
12.10.        Severability.......................................................................................88
12.11.        Entire Agreement...................................................................................88
12.12.        Agreement Controls.................................................................................88
12.13.        Usury Savings Clause...............................................................................88
12.14.        Governing Law; Waiver of Jury Trial................................................................89


EXHIBIT A              Applicable Commitment Percentages........................................................A-1
EXHIBIT B              Form of Assignment and Acceptance........................................................B-1
EXHIBIT C              Notice of Appointment (or Revocation) of Authorized Representative.......................C-1
EXHIBIT D-1            Form of Borrowing Notice.................................................................D-1
EXHIBIT D-2            Form of Borrowing Notice--Swing Line Loans.............................................D-2-1
EXHIBIT E              Form of Interest Rate Selection Notice...................................................E-1
EXHIBIT F-1            Form of Revolving Note.................................................................F-1-1
EXHIBIT F-2            Form of Swing Line Note................................................................F-2-1
EXHIBIT G              Form of Opinion of Borrower's Counsel....................................................G-1
EXHIBIT H              Compliance Certificate...................................................................H-1
EXHIBIT I              Form of Facility Guaranty................................................................I-1

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Schedule 1.1           Existing Letters of Credit...............................................................S-1
Schedule 7.4           Subsidiaries and Investments in Other Persons............................................S-2
Schedule 7.6           Indebtedness.............................................................................S-3
Schedule 7.7           Liens....................................................................................S-4
Schedule 7.8           Tax Matters..............................................................................S-5
Schedule 7.10          Litigation...............................................................................S-6
Schedule 7.18          Environmental Matters ...................................................................S-7
Schedule 7.19          Employment Matters.......................................................................S-8

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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 13, 2000 (the "Agreement"), is made by and among THE WACKENHUT CORPORATION, a Florida corporation having its principal place of business in Palm Beach Gardens, Florida (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 11.7, the "Agent");

                                               W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $112,500,000, the proceeds of which are to be used to repay existing indebtedness and for general corporate purposes and which shall include a letter of credit facility in the amount of the revolving credit facility for the issuance of standby letters of credit and a swing line facility of up to $20,000,000; and

         WHEREAS, the Lenders are willing to make such revolving credit, letter of credit and swing line facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:



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                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.1. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Accounting Adjustments" means the adjustments to certain financial computations described in SECTION 1.4.

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Acquisition Adjustments" means the adjustments to certain financial terms and computations more particularly described in SECTION 1.3.

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, with respect to the Revolving Credit Facility and the Letter of Credit Facility, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in EXHIBIT A; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 12.1.

                  "Applicable Facility Fee" means that percent per annum, based upon the Consolidated Leverage Ratio for the Four-Quarter Period most




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

         recently ended, set forth as the Applicable Facility Fee in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Margin for Eurodollar Rate Loans and Swing Line Loans in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Asset Securitization Facility" means the asset backed, commercial paper funded receivables securitization facility among Wackenhut Funding, the Borrower, as Servicer, and Bank of America as Managing Agent, providing for the sale by Wackenhut Funding of fractional undivided interests in trade receivables originated by the Borrower and certain of its Subsidiaries; provided that at no time shall the aggregate face amount of outstanding trade receivables of the Borrower and its Subsidiaries sold or otherwise transferred (in whole or in part) through such program exceed $75,000,000.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to SECTION 12.1.

                  "Authorized Representative" means any of the Chairman, President, Senior Vice Presidents or any Vice President of the Borrower or, with respect to financial matters, the Chief Financial Officer or Treasurer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT C.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of the higher of (i) the Federal Funds Rate for such day plus




                                       3
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         one-half of one percent (0.5%) and (ii) the Prime Rate for such day.
         Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account number 3750156489 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of EXHIBITS D-1 AND D-2, respectively.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capitalized Lease" means any lease the obligation for Lease Payments with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Capitalized Lease Payments" of any Person and as of the date of any determination thereof means the amount at which the aggregate Lease Payments due and to become due under all Capitalized Leases under which such Person is lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) other than members of the Wackenhut Family Group either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange
                  Act), directly or indirectly, of Voting Securities of the

                  Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 33-1/3% or more of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                           (ii) during any period of up to 24 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii) any Person or two or more Persons acting in
                  concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

                  "Chile" means Wackenhut Chile S.A., a SOCIEDAD ANONIMA organized under the laws of the Republic of Chile.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in SECTION 6.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in SECTION 7.6(A).

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) taxes on income,
         (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments and Accounting Adjustments.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated Net Income Available for Fixed Charges, subject to Accounting Adjustments, to (ii) Consolidated Fixed Charges for such period, subject to Accounting Adjustments.



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                  "Consolidated Fixed Charges" means, with respect to the
         Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of (i) all Consolidated Lease Payments (other than Capitalized Lease Payments) payable during such period, and (ii) all Consolidated Interest Charges on all Indebtedness (including the interest component of Lease Payments on Capitalized Leases and the discount factor or other economic equivalent of interest under the Asset Securitization Facility) payable during said period by the Borrower and its Subsidiaries.

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis subject to Accounting Adjustments.

                  "Consolidated Interest Charges" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, including without limitation the discount factor or other economic equivalent of interest arising under the Asset Securitization Facility, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capitalized Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Lease Payments" means as of the date of determination the amount of all Lease Payments of the Borrower and its Subsidiaries for the period of determination, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

                  "Consolidated Net Assets" means as of the date of any determination thereof, the amount of Consolidated Total Assets after deducting all Restricted Investments and all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, but excluding as assets deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Consolidated Indebtedness.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) investment income of Titania and interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with

         SECTION 9.1(A) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Net Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period PLUS (to the extent deducted in determining Consolidated Net Income),
         (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries during such period, and (iii) Consolidated Fixed Charges of the Borrower and its Subsidiaries during such period; all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following with respect to the Borrower and its Subsidiaries (on a consolidated basis and excluding intercompany items in accordance with GAAP): (i) the amount of issued and outstanding share capital, PLUS (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), MINUS (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (A) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated to specific purposes and not deducted from assets), which are properly treated as appropriations of surplus or retained earnings; (B) any treasury stock, capital stock subscribed and unissued and other contra-equity accounts; and (C) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the Closing Date.

                  "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness plus Consolidated Net Worth.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to SECTION 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to SECTION 4.2 of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the SUM of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
         (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 8.1(A), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 8.1(A), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Parties" means, collectively, the Borrower and each Guarantor.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of (x) Obligations or (y) (except as otherwise expressly provided therein) the obligations of any Credit Party other than the Borrower under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Deficiency Advance" has the meaning given such term in
         SECTION 4.9.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 12.1, the Borrower, such approval not to be unreasonably withheld (provided that the incurrence by the Borrower of additional costs pursuant to SECTION 5.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Borrower and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air

         Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                Eurodollar  =  INTERBANK OFFERED RATE       +     Applicable
                  Rate         --------------------------           Margin
                               1-  Reserve Requirement

                  "Event of Default" means any of the occurrences set forth as such in SECTION 10.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Agreement" means the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended, among the Borrower, Bank of America, N.A., as Agent, and the lenders party thereto;

                  "Existing LCs" means the letters of credit issued by Bank of America prior to the Closing Date pursuant to the Existing Agreement and remaining outstanding as of the Closing Date, all as more particularly described on SCHEDULE 1.1 attached hereto.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of SECTION 10.1(B), (b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "FASB 133" means Statement of Financial Accounting Standards No. 133.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Quarter" means the 12-13 week period of the Borrower and its Subsidiaries for which the Borrower files an SEC Form 10-Q for the first such three periods of each Fiscal Year and an SEC Form 10-K for the last period of its Fiscal Year or if the Borrower is no longer a reporting company under the Securities Exchange Act of 1934, as amended, calendar quarter periods ending March 31, June 30, September 30 and December 31 of each calendar year.

                  "Fiscal Year" means the 52-53 week period of the Borrower and its Subsidiaries for which the Borrower files an SEC Form 10-K or, if the Borrower is no longer a reporting company under the Securities Exchange Act of 1934, as amended, the twelve month period beginning on January 1 and ending on December 31 of each calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:
         (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds
         (a) for the purchase or payment of such Indebtedness or obligation, (b) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness of obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof; PROVIDED, HOWEVER, that guarantees by the Borrower of performance of obligations of Subsidiaries under service contracts shall not be deemed Indebtedness. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for Borrowed Money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for Borrowed Money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                   "Guarantors" means, at any date, the Wholly-owned Subsidiaries who are required to be parties to a Guaranty at such date.

                  "Guaranty Agreement" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, delivered as of the Closing Date and substantially in the form of EXHIBIT I and otherwise pursuant to SECTION 8.18, as the same may be amended, modified or supplemented.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Incremental Debt" has the meaning given such term in SECTION 1.3.

                  "Indebtedness" of any Person means and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Lease Payments under any Capitalized Lease, (v) Guaranties of Indebtedness of others, (vi) the Reimbursement Obligations, and (vii) outstanding amounts received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the purchasers in respect of such purchase price from collections on such trade receivables; PROVIDED, HOWEVER, that guarantees by the Borrower of performance of obligations of Subsidiaries under service contracts shall not be deemed Indebtedness.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, including all payments in respect thereof that are required to be made within one year from the date of any determination of Indebtedness, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Lease Payments of such Person, (iii) all Guaranties by such Person of Indebtedness of others, (iv) with respect to Indebtedness of the Borrower in respect of Letters of Credit, the product of (x) the aggregate amounts available for drawing under all outstanding Letters of Credit and (y).50; and (v) to the extent not otherwise included in clauses (i) through (iv) above, outstanding amounts (together with interest paid thereon) received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto:

                           (a) the rate per annum equal to the rate determined
                  by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) in the event the rate referenced in the preceding
                  subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) in the event the rates referenced in the
                  preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Rate would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one week or one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; PROVIDED that,

                           (i) if an Interest Period (other than an Interest
                  Period of one week) for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                           (ii) any Interest Period which begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of EXHIBIT E.

                  "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

                  "Issuing Bank" means Bank of America and one other Lender designated in writing to the Agent by the Borrower as issuers of Letters of Credit under ARTICLE III.

                  "Joint Venture Investment" means any Investment in an amount not to exceed $10,000,000 in any Fiscal Year by the Borrower with any other Person or Persons which Investment is made in order to permit the Borrower to make bids with respect to contracts for the providing of services by the Borrower of the type provided by the Borrower and its Subsidiaries as of the Closing Date.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

                  "Lease Payments" means and include as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Letter of Credit" means (a) a standby letter of credit issued by the Issuing Bank pursuant to ARTICLE III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or Titania and (ii) the Existing LCs.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or Loans" means any of the Revolving Loans or the Swing Line Loan.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty Agreements, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Net Proceeds" from any public or private offering of any security (including securities evidencing Indebtedness) means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance.

                  "Notes" means, collectively, the Swing Line Note and the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pricing Grid" means:

                                                                              APPLICABLE MARGIN
                                                                        ------------------------------
                                                                        EURODOLLAR        SWING LINE       APPLICABLE
                  TIER    CONSOLIDATED LEVERAGE RATIO                   RATE LOAN             LOAN         FACILITY FEE
                  ----    ---------------------------                   ---------         -----------     --------------
                  I        Less than 1.75 to 1.00                           .90%               1.25%            .35%

                  II       Equal to or Greater than 1.75 to 1.00
                           but Less than 2.50 to 1.00                      1.15%               1.00%            .35%

                  III      Equal to or Greater than 2.50 to 1.00
                           but Less than 3.25 to 1.00                      1.35%                .75%            .40%

                  IV       Equal to or Greater than 3.25 to 1.00           1.75%                .25%            .50%


         The Applicable Margin and Applicable Facility Fee shall be established at the end of each Fiscal Quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin or Applicable Facility Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 8.1(A)(II) and SECTION 8.1(B)(II), subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin and Applicable Commitment Fee shall be Tier III. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by
         SECTION 8.1, then the Applicable Margin and Applicable Commitment Fee shall be Tier IV from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

                  "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

                  "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 2.1(C)(III)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; PROVIDED that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in SECTION 4.9 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in
         SECTION 4.9.

                  "Reserve Requirement" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                  "Restricted Investments" means all Investments in any Person, other than:

                           (a) Investments by the Borrower and its Subsidiaries
                  in and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary;

                           (b) Investments in (i) commercial paper maturing in
                  270 days or less from the date of issuance and which, at the time of acquisition by the Borrower or any Subsidiary, is accorded one of the two highest ratings by S&P or Moody's.;
                  (ii) Variable Rate Demand Notes of issuers whose commercial paper, at the time of acquisition, is accorded one of the two highest ratings by S&P or Moody's; or (iii) direct obligations of any State of the United States of America or of any political subdivision thereof located in the United States of America and which, at the time of acquisition, is accorded one of the two highest ratings by S&P or Moody's, maturing in twelve months or less from the date of acquisition;

                           (c) Investments in direct obligations of the United
                  States of America, or investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof by the Borrower or any Subsidiary;

                           (d) Investments in certificates of deposit maturing
                  within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower or Subsidiary, rated A by S&P or Moody's;

                           (e) loans or advances in the usual and ordinary
                  course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary; PROVIDED, HOWEVER that the Borrower may make up to an aggregate at any one time outstanding of up to $300,000 of such loans or advances which are not incidental to carrying on the business of the Borrower or any Subsidiary; and

                           (f) receivables arising from the sale of goods and
                  services in the ordinary course of business of the Borrower and its Subsidiaries;

                           (g) Joint Venture Investments; and

                           (h) provided, however, that with respect to
                  investments made by or on behalf of Titania, the following shall not be Restricted Investments:

                           (1) Certificates of deposit, time deposits and banker's acceptances maturing within one year from the date of acquisition, issued by a bank or trust company organized under the laws of the United States or any state thereof, or any foreign bank whose branch is organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition, rated at least A by S&P or Moody's;

                           (2) Repurchase Agreements with any domestic bank with debt rated "AA" or better by S&P or "Aa" by Moody's, or any foreign bank rated at least "AA" by S&P and "Aa" by Moody's; or repurchase agreements with such other Persons on such terms as the Borrower and the Agent shall agree in writing; provided the term of all such repurchase agreements is for one year or less;

                           (3) Direct obligations of the United States of America, or Investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America;

                           (4) Mortgage-backed securities issued by the United States Government or an agency or instrumentality thereof, having at the time of acquisition, a credit rating of at least AA by a nationally recognized rating service;

                           (5) Bonds, notes and other direct obligations (other than those referred to in clause (b), above) of any corporation domiciled in the United States of America, of a State of the United States of America, or of any sovereign or supranational institution whose obligations are denominated in United States dollars, at the time of acquisition rated at least A by a nationally recognized rating service. Obligations of sovereign or supranational institutions at the time of acquisition, shall be rated at least AA by a nationally recognized rating service;

                           (6) Preferred stock obligations of any corporation domiciled in the United States of America, whose obligations at the time of acquisition are rated at least A by a nationally recognized rating service;

                           (7) Shares in mutual funds that invest solely in investments of the types described in clause b(i), clause (b)(iii), clause (3), clause (4), clause (5) and/or clause (6) above and have assets in excess of One Hundred Million Dollars ($100,000,000);

                           (8) Any Investments (other than the Investments set forth in clause (b) and clause (1) through clause (7) inclusive, above), provided that the aggregate fair value for all such investments shall not, at any time, exceed five percent (5%) of the aggregate fair value of all Investments set forth in clause (1) through clause (8) inclusive, above. For the purposes of this subsection (8) only, fair value shall mean the greater of book value or fair market value.

                  In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  For purposes of this Agreement, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         SECTION 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with SECTION 2.1.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in SECTION 2.3 substantially in the form of EXHIBIT F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means November 12, 2003.

                  "Subordinated Indebtedness" means all unsecured Indebtedness of the Borrower which shall contain or have applicable thereto subordination provisions in form and substance acceptable to the Agent and the Required Lenders.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries. Wackenhut Funding shall not be deemed a Subsidiary.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; PROVIDED, HOWEVER, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

                  "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to SECTION 2.4.

                  "Swing Line Loans" mean loans made by Bank of America to the Borrower pursuant to SECTION 2.4.

                  "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in SECTION 2.3 substantially in the form of EXHIBIT F-2.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Titania" means Titania Insurance Company of America, a corporation organized under the laws of Vermont and a wholly-owned Subsidiary of the Borrower.

                  "Total Letter of Credit Commitment" means an amount not to exceed the Total Revolving Credit Commitment.

                  "Total Revolving Credit Commitment" means a principal amount equal to $112,500,000, as reduced from time to time in accordance with
         SECTION 2.1(E).

                  "TROL Leases" means all tax retention operating lease agreements between WCC or any subsidiary of WCC, as Lessee, and First Security Bank, N.A., as Lessor, as amended, supplemented or modified from time to time.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wackenhut Family Group" means (i) George R. Wackenhut, Ruth
         J. Wackenhut, Richard R. Wackenhut and other lineal descendants of George R. Wackenhut, the founder of the Borrower; (ii) the spouses and lineal descendants of the persons named in clause (i); and (iii) the estates or legal representatives of the persons named in clause (i).

                  "Wackenhut Funding" means Wackenhut Funding Corporation, a Delaware corporation.

                  "WCC" means Wackenhut Corrections Corporation, a Florida corporation and a Subsidiary of the Borrower as of the Closing Date.

                  "Wholly-owned" when used in connection with any Subsidiary means a Domestic Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for Money Borrowed shall be owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

         1.2. RULES OF INTERPRETATION.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

         1.3. ACCOUNTING FOR ACQUISITIONS.

         With respect to any Acquisition consummated on or after the Closing Date and prior to the Facility Termination Date, the following shall apply:

                  (a) As to each Acquisition that is accounted for as a "purchase," for each of the four Four-Quarter Periods ending next following the date of such Acquisition, (i) Consolidated EBITDA and Consolidated Net Income Available for Fixed Charges shall include the results of operations of the Person or assets so acquired on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests," and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Agent but (ii) for purposes of determining compliance with the provisions of SECTION 9.1(A), any increase in Consolidated Net Income resulting solely from such pro forma treatment of such "purchase" Acquisition shall be disregarded; and

                           (b) For each of the four Four-Quarter Periods ending next following the date of each Acquisition, Consolidated Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests;" provided, however, Consolidated Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition ("Incremental Debt") calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected Four-Quarter Period, as the case may be.

         1.4. ACCOUNTING ADJUSTMENTS. For the purposes of determining Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio there shall be excluded revenues and expenses and other appropriate charges or adjustments attributable to WCC and Chile. For the purposes of determining Consolidated Indebtedness there shall be excluded from Consolidated Indebtedness all Indebtedness for Money Borrowed of WCC and Chile.

                                   ARTICLE II

                             THE CREDIT FACILITIES

         2.1. REVOLVING LOANS.

                  (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

                  (b) AMOUNTS. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans and Swing Line Loans, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $500,000.

                  (c) ADVANCES. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:30 A.M. and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to
SECTION 2.1(C)(III) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a

Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:30 A.M.) not later than 1:30 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 3:00 P.M. on the date specified for each borrowing under this SECTION 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

                  (d) REPAYMENT OF REVOLVING LOANS. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $500,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with SECTION 2.1(B).

                  (e) REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans or Swing Line Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.2. USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay Indebtedness arising under the Existing Agreement, for general working capital needs and other lawful corporate purposes.

         2.3. NOTES.

         (a) REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) SWING LINE NOTE. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.4. SWING LINE. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement,
(ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $20,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. The Company may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this SECTION 2.4. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $20,000 or, if greater, in amounts which are integral multiples of $10,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 1:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $10,000 or the aggregate amount of all Swing Line Outstandings.

         (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate MINUS the Applicable Margin. From and after the occurrence of an Event of Default Swing Line Loans shall accrue interest at the Default Rate, and all accrued and unpaid interest on Swing Line Loans shall be payable, on the dates and in the manner provided in SECTION 4.3 with respect to interest on Base Rate Loans.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under SECTION 2.1, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to SECTION 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to SECTION 2.1(C)(II). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1. LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request and for the account of the Borrower to issue from time to time for the Borrower or Titania Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing,
(ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment, (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment and (iv) no Issuing Bank may issue a Letter of Credit without first confirming with the Agent, in writing, that upon issuance of such Letter of Credit the requirements of (iii) above be satisfied. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the seventh Business Day prior to the Stated Termination Date.

         3.2. REIMBURSEMENT AND PARTICIPATIONS.

                  (a) The Borrower hereby unconditionally agrees to pay to each Issuing Bank, respectively, immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit issued by such Issuing Bank and all reasonable expenses incurred by such Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by
SECTION 2.1 and Swing Line Loans if permitted by SECTION 2.4) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. Each Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. Each Issuing Bank may charge any account the Borrower may have with it for any and all amounts such Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by such Issuing Bank and the Borrower; provided that to the extent permitted by
SECTION 2.1(c)(iii) and SECTION 2.4, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of SECTION 2.1(C), each Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by such Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, or with respect to Existing LCs on the Closing Date, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under SECTION 3.2(A), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in SECTION 2.1(C)(III).

                  (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to SECTION 2.1(C)(III)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to SECTION 2.1(C)(III) and SECTION 3.2(C), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (e) Promptly following the end of each calendar quarter, each Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, each Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of each Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as each Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98", or any subsequent amendment or revision of either thereof.

                  (g) The Borrower agrees that any Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h) Without limiting the generality of the provisions of
SECTION 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(H) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i) Without limiting Borrower's rights as set forth in SECTION 3.2(H), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and such Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                           (vi) the existence, character, quality, quantity,
                  condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                           (vii) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations; or

                           (viii) any other circumstance or happening whatsoever
                  where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

                                   ARTICLE IV

                EURODOLLAR FUNDING, FEES, AND PAYMENT CONVENTIONS

         4.1. INTEREST RATE OPTIONS. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with SECTIONS 2.1(C)(I) AND 4.2, as applicable; PROVIDED, HOWEVER, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than six
(6) different Interest Periods nor shall there be outstanding at any time more than one Interest Period having a term of one week, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate
Loan) shall be in an amount of $1,000,000 or, if greater than $1,000,000, an integral multiple of $500,000, and (c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by SECTIONS 2.1(C)(I) AND 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with
SECTION 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         4.2. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth in the definition of "Interest Period" and in
SECTION 4.1 and ARTICLE V, the Borrower may:

                  (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                           (i) elect a subsequent Interest Period for any
                  Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                           (ii) Convert any Base Rate Loan to a Eurodollar Rate
                  Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3. PAYMENT OF INTEREST. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each Fiscal Quarter, commencing on December 29, 2000, until the Revolving Credit Termination Date, at which date the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the related Revolving Loan; PROVIDED, HOWEVER, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.4. PREPAYMENTS OF EURODOLLAR RATE LOANS. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by SECTION 5.5.

         4.5. MANNER OF PAYMENT. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, or Bank of America with respect to any Loan, Letter of Credit, Reimbursement Obligation, or Swing Line Loan, shall be made to the Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due in the case of any Loan, Letter of Credit or Reimbursement Obligation and 1:00 P.M. in the case of a Swing Line Loan. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

         (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made in the case of any Loan, Letter of Credit or Reimbursement Obligation and 1:00 P.M. in the case of a Swing Line Loan shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

         (c) In the event that any payment hereunder or under any of the Notes or any other Loan Document becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; PROVIDED, however, that interest and applicable fees shall continue to accrue during the period of any such extension; and PROVIDED further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         4.6. FEES. (a) FACILITY FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a facility fee equal to the Applicable Facility Fee multiplied by the Revolving Credit Commitment of each Lender. Such fees shall be due in arrears on the last Business Day of each Fiscal Quarter commencing December 29, 2000 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

         (b) LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each Fiscal Quarter, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit to and on the Revolving Credit Termination Date.

         (c) LETTER OF CREDIT FRONTING AND ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank a fronting fee of one-eighth percent (.125%) per annum on the aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be due and payable quarterly in arrears with respect to each Letter of Credit on the dates established in SECTION 4.6(B) for the payment of Letter of Credit facility fees with respect to such Letter of Credit. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

         (d) AGENT FEES. The Borrower agrees to pay to the Agent, for the Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

         4.7. PRO RATA PAYMENTS. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in SECTION 4.6(A) AND (B), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8. COMPUTATION OF RATES AND FEES. Except as may be otherwise expressly provided, (i) the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and calculated for actual days elapsed, and (ii) all other interest rates (including the Federal Funds Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9. DEFICIENCY ADVANCES; FAILURE TO PURCHASE PARTICIPATIONS. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of SECTION 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "Deficiency Advance") and shall thereafter be entitled to payments of principal of and interest on such Deficiency Advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such Deficiency Advance until such Deficiency Advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and
(ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such Deficiency Advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the Deficiency Advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such Deficiency Advance and such Borrower shall be deemed to have borrowed the amount of such Deficiency Advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

         4.10. INTRADAY FUNDING. Without limiting the provisions of SECTION 4.9, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

                  (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a Deficiency Advance within the meaning of SECTION 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V


                             CHANGE IN CIRCUMSTANCES

         5.1. INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
         Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this SECTION 5.1(A), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (d) The provisions of this SECTION 5.1 shall continue in effect notwithstanding the Facility Termination Date.

         5.2. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement. In the event the

Interbank Offered Rate shall no longer be available to the Lenders, at the request of the Borrower, the Lenders and the Agent shall seek to agree to an alternative reference for establishing the level of interest payable hereunder which is acceptable to the Borrower, the Agent and all Lenders.

         5.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of SECTION 5.4 shall be applicable).

         5.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 5.1 OR 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
SECTION 5.1 OR 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in SECTION 5.1 OR 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         5.5. COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 10.1) on a date other than the last day of the Interest Period for such Loan; or

                  (ii) any failure by the Borrower (for any reason, including the failure of any condition precedent specified in ARTICLE VI to be satisfied, other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         The provisions of this SECTION 5.5 shall continue in effect notwithstanding the Facility Termination Date.

         5.6. TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in SECTION 12.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 (including Form W-8BEN or W-8EC1) or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to SECTION 5.6(D) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 5.6(A) OR 5.6(B) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) The provisions of this SECTION 5.6 shall continue in effect notwithstanding the Facility Termination Date.

                                   ARTICLE VI

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         6.1. CONDITIONS OF INITIAL ADVANCE. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i) executed originals of each of this Agreement, the
                  Notes, the initial Guaranty Agreements, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of EXHIBIT G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other
                  appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (v) the Organizational Documents of each of the
                  Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Credit
                  Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) certificate of an Authorized Representative dated
                  the Closing Date demonstrating compliance with the financial covenants contained in SECTIONS 9.1(A) through 9.1(C), SECTION 9.5, SECTION 9.7 and SECTION 9.13 as of the end of the Fiscal Quarter most recently ended prior to the Closing Date, substantially in the form of EXHIBIT H;

                           (xi) evidence of all insurance required by the Loan
                  Documents;

                           (xii) an initial Borrowing Notice and, if elected by
                  the Borrower, Interest Rate Selection Notice;

                           (xiii) evidence that all fees payable by the Borrower
                  on the Closing Date to the Agent, BAS and the Lenders have been paid in full, including the due diligence expenses of the Agent and the fees and expenses of counsel for the Agent to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

                           (xiv) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Lenders;

                           (xv) evidence of payment of outstanding Indebtedness
                  under the Existing Agreement (other than the Existing Letters of Credit) and termination of the Existing Agreement; and

                           (xvi) such other documents, instruments, certificates
                  and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b) In the good faith judgment of the Agent and the Lenders:

                           (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Credit Parties shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

         6.2. CONDITIONS OF REVOLVING LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by ARTICLE II;

                  (b) the representations and warranties of the Credit Parties set forth in ARTICLE VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 7.6(A) shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(A) but not for the purpose of any cross reference to such SECTION 7.6(A) or to the financial statements described therein contained in any other provision of
         SECTION 7.6 or elsewhere in ARTICLE VII) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE X shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii) a Swing Line Loan, the Swing Line Outstandings
                  shall not exceed $20,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of
                  Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1. ORGANIZATION AND AUTHORITY.

                  (a) The Borrower and each Subsidiary is a corporation, limited liability company or partnership, as the case may be duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Guaranty Agreement and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         7.2. LOAN DOCUMENTS. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary.

         7.3. SOLVENCY. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         7.4. SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 8.18; SCHEDULE 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, and the percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in
SCHEDULE 7.4, free and clear of any Lien.

         7.5. OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than the Persons listed in SCHEDULE 7.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 9.7, Wackenhut Funding Corporation and additional Subsidiaries created or acquired after the Closing Date in compliance with SECTION 8.18.

         7.6. FINANCIAL CONDITION.

                  (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 2, 2000 and the notes thereto and the related consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen, LLP, and unaudited consolidated interim financial statements of the Borrower and its consolidated Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows, in each case without notes, for and as of the end of the six month period ending July 2, 2000. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and six month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the audited financial statements delivered pursuant to SECTION 7.6(A) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         SECTION 8.1(A) hereof, except as disclosed in Borrower's press release dated November 3, 2000 there has not occurred any event, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses or properties of the Borrower or any Subsidiary been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in SECTION 7.6(A) or in SCHEDULE 7.6 or permitted by SECTION 9.5, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness or other commitment or liability which remains outstanding or unsatisfied.

         7.7. TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries has good title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 7.7 and Liens permitted by SECTION 9.4.

         7.8. TAXES. Except as set forth in SCHEDULE 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 7.6(A) or SECTIONS 8.1(A) or (B) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         7.9. OTHER AGREEMENTS. No Credit Party is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         7.10. LITIGATION. Except as set forth in SCHEDULE 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any

Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect.

         7.11. MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         7.12. REGULATED COMPANY. No Credit Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         7.13. PATENTS, ETC. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

         7.14. NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         7.15. NO CONSENTS, ETC. Neither the respective businesses or properties of the Credit Parties, nor any relationship among the Credit Parties and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other

Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         7.16. EMPLOYEE BENEFIT PLANS.

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         7.17. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         7.18. ENVIRONMENTAL LAWS. Except as listed on SCHEDULE 7.18, the Borrower and each Subsidiary is in material compliance with all applicable Environmental Laws and has been issued and currently maintains all required material federal, state and local permits, licenses, certificates and approvals. Except as listed on SCHEDULE 7.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         7.19. EMPLOYMENT MATTERS. (a) Except as described in SCHEDULE 7.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending nor threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         7.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary, except as otherwise indicated herein, to:

         8.1. FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries and a consolidated balance sheet of each of WCC and Chile as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, retained earnings and cash flows, and a consolidating income statement on the equity method for Borrower and its Subsidiaries and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis (provided however that the financial statements of Chile shall be prepared in accordance with the accounting standards in effect in the Republic of Chile) and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen, LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and its Subsidiaries and WCC and Chile and their Subsidiaries and without any exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 9.1(A) through 9.1(C), SECTION 9.5,
SECTION 9.7 and SECTION 9.13 which certificate shall be in the form of EXHIBIT
H;

         (b) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries and a consolidated balance sheet of each of WCC and Chile as at the end of such Fiscal Quarter, and the related consolidated statements of retained earnings, stockholders' equity and cash flows and a consolidating income statement on the equity method for Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries and WCC and Chile and their Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in SECTION 7.6(A) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to SECTION 8.1(A)(II);

         (c) together with each delivery of the financial statements required by
SECTION 8.1(A)(I), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in SECTION 8.1(A)(I) stating that in performing the audit necessary to render an opinion on the financial statements delivered under SECTION 8.1(A)(I), they obtained no knowledge of any Default or Event of

Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

         (e) not later than sixty (60) days following the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         8.2. MAINTAIN PROPERTIES. Maintain all properties necessary to the operations of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         8.3. EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 9.6, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         8.4. REGULATIONS AND TAXES. Comply in all material respects with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and
(ii) any Lien arising in connection with any such contest shall be permitted to exist to the extent provided in SECTION 9.4.

         8.5. INSURANCE. The Borrower will maintain, and will cause each Domestic Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. of A-XII or better at the time of the issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; PROVIDED, HOWEVER, that (i) if, during the term of any such insurance policy, the rating accorded the insurer shall be less than A-XII, the Borrower will, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), obtain such insurance policy from an insurer accorded such rating and (ii) notwithstanding the requirements of this SECTION 8.5, the Borrower or any such Subsidiary may (a) maintain self-insurance programs with respect to employee benefits such as medical and disability coverage and casualty risks on its property; PROVIDED that any such programs are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and the Borrower or the Subsidiary concerned shall maintain adequate and actuarially determined reserves for losses in an amount and manner approved by nationally recognized and reputable independent insurance consultants retained by the Borrower and (b) maintain any insurance policy or program as in effect on the Closing Date with Titania, PROVIDED that such policies or programs maintained with Titania are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. The Borrower will cause each Subsidiary which is not organized under the laws of the Unites States or any state thereof to maintain in accordance with sound business practice, insurance coverage with financially sound reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. The Borrower will not permit Titania to enter into insurance or reinsurance relationships with any Person other than the Borrower or any Subsidiary, PROVIDED, that, notwithstanding the foregoing, the Borrower may permit Titania to maintain such relationships at such levels and in such amounts as are in effect on the Closing Date.

         8.6. TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP or such other accounting standard as may be applicable to Subsidiaries, other than Domestic Subsidiaries, with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         8.7. RIGHT OF INSPECTION. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs,




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finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice. The Borrower shall not be required to pay or reimburse the Agent or the Lenders for expenses which the Agent or the Lenders may incur in connection with any such visitation or inspection, PROVIDED, that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Borrower agrees to reimburse the Agent and Lenders for all such reasonable expenses promptly upon demand.

         8.8. OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business except, in the case of Subsidiaries, other than Domestic Subsidiaries, where the failure to do so could not reasonably be expected to have a material adverse effect on the business or financial condition of such Subsidiaries, taken as a whole.

         8.9. GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.10. COVENANTS EXTENDING TO OTHER PERSONS. Except as otherwise provided herein, cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in SECTIONS 8.2 through 8.9, and 8.18 inclusive.

         8.11. OFFICER'S KNOWLEDGE OF DEFAULT. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         8.12. SUITS OR OTHER PROCEEDINGS. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $5,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         8.13. NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Wholly-owned Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Wholly-owned Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Wholly-owned Subsidiary, or by any Person handling, transporting or disposing of any



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Hazardous Material on behalf of the Borrower or any Wholly-owned Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Wholly-owned Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Wholly-owned Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         8.14. ENVIRONMENTAL COMPLIANCE. If the Borrower or any Wholly-owned Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Wholly-owned Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Wholly-owned Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless the Borrower or such Wholly-owned Subsidiary is contesting such matter in good faith and has established adequate reserves against such liability.

         8.15. FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         8.16. EMPLOYEE BENEFIT PLANS.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (i) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (ii) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, (iv) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (v) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
         Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit
         Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event which would have a Material Adverse Effect or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower




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         or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which would have a Material Adverse Effect. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         8.17. NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

         8.18. NEW SUBSIDIARIES. Not later than each date (a "Delivery Date") upon which the officer's certificate described in SECTION 8.1(A) is required to be delivered by the Borrower, cause to be delivered to the Agent for the benefit of the Lenders each of the following documents in respect of each Wholly-owned Subsidiary of the Borrower created or acquired, or any existing Domestic Subsidiary that becomes a Wholly-owned Subsidiary, after the Closing Date, as to whom such documents have not been delivered on a prior Delivery Date (a "New Guarantor"):

                  (i) a Guaranty Agreement duly executed by such New Guarantor substantially in the form attached hereto as EXHIBIT I;

                  (ii) an opinion of counsel to the New Guarantor (which opinion may be rendered by in-house counsel to the Borrower unless the Agent requests as to any particular New Guarantor that outside counsel be engaged to furnish the opinion) dated as of the date of delivery of the Guaranty Agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, which opinion shall include the opinions with respect to the New Guarantor and its Guaranty Agreement as are provided on the Closing Date with respect to Guarantors and Guaranty Agreements


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


         on such date pursuant to SECTION 6.1(A)(II) hereof, and may include assumptions and qualifications of similar effect to those contained in the opinions of counsel to the Guarantors delivered pursuant to SECTION 6.1(A)(II) hereof); and

                  (iii) current copies of the Organizational Documents and Operating Documents of such New Guarantor, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such New Guarantor authorizing the actions and the execution and delivery of documents described in clause
         (i) of this SECTION 8.18 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such New Guarantor is solvent as of such date and after giving effect to the Guaranty.



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                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary (except as provided in SECTION 9.7) to:

         9.1. FINANCIAL COVENANTS.

         (a) CONSOLIDATED NET WORTH. Permit at any time Consolidated Net Worth to be less than (i) 90% of Borrower and Subsidiaries Consolidated Net Worth at the Fiscal Quarter ending October 1, 2000 and (ii) as at the last day of each succeeding Fiscal Quarter of the Borrower and until (but excluding) the last day of the next following Fiscal Quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this SECTION 9.1(A) as at the end of the immediately preceding Fiscal Quarter, plus, (B) 50% of Consolidated Net Income (with no reduction for net losses for any period but including earnings and losses attributable to outstanding Minority Interest) for the Fiscal Quarter of the Borrower ending on such day, plus (C) 75% of the Net Proceeds to the Borrower from the sale of shares of the Borrower's capital stock received during the Fiscal Quarter of the Borrower ending on such date. The calculation of this covenant shall be based upon the consolidated financial statements of the Borrower and its Subsidiaries, without giving affect to any Accounting Adjustments.

         (b) RATIO OF INDEBTEDNESS TO CAPITALIZATION. Permit at any time the ratio of Consolidated Indebtedness to Consolidated Total Capitalization to be greater than .50 to 1.00.

         (C) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit at the end of any Four-Quarter Period the Consolidated Fixed Charge Coverage Ratio to be less than
1.50 to 1.00.

         9.2. ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, if the Cost of Acquisition is in excess of $5,000,000, the Borrower shall have furnished to the Agent and the Lenders (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim Fiscal Quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of EXHIBIT H prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to SECTION 7.6(A) or SECTION 8.1(A) OR
(B) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect



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thereto, and (iii) the Person acquired shall be a Wholly-owned Subsidiary, or be merged into the Borrower or a Wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Wholly-owned Subsidiary).

         9.3. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, PROVIDED that the Borrower and any Subsidiary may enter into such an agreement in connection with (a) property acquired with the proceeds of purchase money Indebtedness permitted hereunder, (b) the Asset Securitization Facility, and (c) Indebtedness incurred under WCC's Amended and Restated Credit Agreement dated December 18, 1997.

         9.4. LIMITATION ON LIENS. Create or incur, or suffer to be incurred or to exist, any Lien on its or their property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention, devices, except;

                  (a) Liens for property taxes and assessments or governmental charges of a Governmental Authority or levies and Liens securing claims or demands of mechanics and materialmen arising in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

                  (e) Liens existing as of the Closing Date and reflected in
         SCHEDULE 7.7 hereto, securing Indebtedness of the Borrower or any Subsidiary outstanding on such date;

                  (f) Liens securing Indebtedness of a Guarantor to the Borrower or to another Guarantor;

                  (g) the interests in trade receivables of the purchasers thereof created pursuant to the Asset Securitization Facility, to the extent the same may constitute Liens;

                  (h) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that
         (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 80% (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in SECTION 9.1(B) and SECTION 9.5; and

                  (i) Liens of WCC permitted under SECTION 9.4(F) of the Amended and Restated Credit Agreement dated December 18, 1997, as amended, among WCC, Bank of America, N.A., as Agent, and the Lenders party thereto.

         9.5. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in SCHEDULE 7.6; PROVIDED, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;



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


                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness of WCC;

                  (e) the purchase of products, merchandise and services in the ordinary course of business;

                  (f) Indebtedness of a Guarantor to the Borrower or to another Guarantor;

                  (g) Indebtedness representing amounts received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the purchasers in respect of such purchase price from the collections on such trade receivables, which shall at no time exceed $75,000,000 in aggregate amount outstanding;

                  (h) additional Indebtedness not covered in clauses (a) through
         (g) in an aggregate amount for the Borrower and all Subsidiaries (other than WCC) taken as a whole not greater than $30,000,000.

         9.6. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                  (a) Consolidate with or be a party to a merger with any other corporation or sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this SECTION 9.6) of the assets of the Borrower and its Subsidiaries, PROVIDED, HOWEVER, that:

                           (1) any Subsidiary may merge or consolidate with or
                  into the Borrower or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                           (2) any Person may consolidate or merge with the
                  Borrower or a Subsidiary of the Borrower if at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and after giving effect to such consolidation or merger the Borrower would be permitted to incur at least $1.00 of additional Consolidated Indebtedness under the provisions of SECTION 9.1(B);

                           (3) any Subsidiary may sell, lease or otherwise
                  dispose of all or any substantial part of its assets to the Borrower or any Wholly-owned Subsidiary;

                           (4) the Borrower and its Subsidiaries may sell trade
                  receivables or fractional undivided interests therein pursuant to and in accordance with the terms of the Asset Securitization Facility;

                           (5) WCC may enter into TROL Leases; and

                           (6) the Borrower may sell for not less than book
                  value the business, assets and operations constituting the food service business of the Borrower and its Subsidiaries.

                  (b) Permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this SECTION 9.6, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Borrower or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Subsidiary whereby the Borrower and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

                  (c) Sell, transfer or otherwise dispose of any shares of stock of any Subsidiary (except (i) the minimal amount necessary to qualify directors and (ii) shares of stock of WCC provided that, after giving effect to any such sale of WCC stock, the Borrower shall own not less than 50% of the stock of every class issued by WCC) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

                           (1) simultaneously with such sale, transfer, or
                  disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (2) the Board of Directors of the Borrower shall have
                  determined, as evidenced by a resolution thereof, that the purposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Borrower;

                           (3) said shares of stock and Indebtedness are sold,
                  transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (4) the Subsidiary being disposed of shall not have
                  any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and

                           (5) such sale or other disposition does not involve a
                  substantial part (as hereinafter defined) of the assets of the Borrower and its Subsidiaries.

                  (d) As used in this SECTION 9.6, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries

         (other than in the ordinary course of business) during the period from and after the Closing Date to and including the date of the sale, lease or disposition in question, computed on a cumulative basis for said entire period, exceeds 10% of Consolidated Net Assets, determined as of the end of the immediately preceding Fiscal Quarter.

         9.7. RESTRICTED PAYMENTS: JOINT VENTURE INVESTMENTS.

         (a) RESTRICTED PAYMENTS.

                  (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower);

                  (ii) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (a) in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock, (b) purchases or acquisitions of shares of Voting Securities of the Borrower which were issued pursuant to an employee stock plan, PROVIDED that the aggregate amount expended therefor does not exceed $2,000,000 in any one Fiscal Year of the Borrower, and (c) purchases or acquisitions of shares of Voting Securities and non-voting stock of the Borrower after October 1, 2000 in the open market for an aggregate purchase of not to exceed $5,000,000; PROVIDED further, that such amounts expended shall not exceed that amount necessary in order to maintain beneficial ownership or control, directly or indirectly, of 50.1% (by number of votes) of the Voting Securities of the Borrower by the Wackenhut Family Group);

                  (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

                  (iv) Make any payment or distribution, either directly or indirectly or through any Subsidiary, of principal of any Subordinated Indebtedness prior to the date such payment shall be due; or

                  (v) Make any Restricted Investments;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, Restricted Investments and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after October 1, 2000 to and including the date of the making of the Restricted Payment in question, would



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exceed the sum of (i) $5,000,000 plus (ii) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

         The Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

         For the purposes of this SECTION 9.7 the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

         Notwithstanding the foregoing, nothing contained in this SECTION 9.7(A) shall limit the right of Subsidiaries of the Borrower to pay dividends or to make distributions to the Borrower.

         (b) JOINT VENTURE INVESTMENTS. Make any Joint Venture Investment in any Fiscal Year if after giving effect thereto the aggregate value of all Joint Venture Investments of the Borrower and its Subsidiaries would exceed $10,000,000 in such Fiscal Year.

         9.8. LIMITATION ON SALE AND LEASEBACKS. Enter into any arrangement whereby the Borrower or any Subsidiary shall sell or transfer any property currently owned by the Borrower or any Subsidiary to any Person other than the Borrower or a Subsidiary and thereupon the Borrower or any Subsidiary shall lease or intend to lease, as trustee, the same property, PROVIDED, that (a) the Borrower may sell and leaseback pursuant to TROL Leases and (b) so long as no Default or Event of Default has occurred and is continuing or would exist as a result of such transaction, the Borrower and its Subsidiaries shall be permitted to enter into sale and leaseback transactions so long as (i) the aggregate net cash proceeds received for all such sales or dispositions does not exceed $1,000,000 during the term of this Agreement and (ii) the purchase price for each such sale and leaseback is no less than the fair market value of the applicable asset at the time of sale.

         9.9. GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, come or be liable in respect of any Guaranty, except for (a) the Guaranty Agreements and (b) other Guaranties which in the aggregate do not provide for the guaranty of amounts in an aggregate principal amount exceeding $5,000,000 at any time.

         9.10. COMPLIANCE WITH ERISA, THE CODE AND FOREIGN BENEFIT LAWS. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or




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


                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         9.11. FISCAL YEAR. Change its Fiscal Year.

         9.12. RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except for Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject by virtue of the operations of their businesses, and not for speculative purposes.

         9.13. ADVANCES TO WCC AND CHILE. Make or maintain loans or advances to WCC or Chile, enter into Guaranties for the benefit of WCC or Chile, make capital contributions to WCC or Chile or purchase securities from WCC or Chile, if, after giving effect to any such transaction, the aggregate amount of such outstanding loans and advances, guaranteed obligations, capital contributions and securities purchases shall exceed in the case of WCC $10,000,000 in the aggregate and in the case of Chile $5,000,000 in the aggregate (excluding existing Letters of Credit of up to $20,000,000 issued by the Issuing Bank for the benefit of Chile).



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                                    ARTICLE X

                       EVENTS OF DEFAULT AND ACCELERATION

         10.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III or ARTICLE IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 8.7, 8.11, 8.12, 8.18 or ARTICLE IX;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations (beyond any applicable grace period, if any, contained therein), or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount or Rate Hedge Value, as applicable, not less than $100,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the


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


         performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) with respect to any Rate Hedging Obligation, any termination event shall occur as to which the Borrower or any Subsidiary is the "affected party" under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination event shall permit the holder of or counterparty to any such Indebtedness (or any agent or trustee acting on behalf of one or more holders or counterparties) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty
         (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $100,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $100,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

                  (l) The Wackenhut Family Group shall own or control, directly or indirectly, less than 33.33% of the Voting Securities of the Borrower or there shall occur a Change of Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) The Borrower shall, upon demand of the Agent or
                  the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agent and each of the Lenders shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.

         10.2. AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of ARTICLE XI, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

         10.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
ARTICLE X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders and the Issuing Bank pursuant to SECTIONS 4.6(A), 4.6(B), 4.6(C), AND 12.5;

                  (b) amounts due to the Agent pursuant to SECTION 4.6(D);

                  (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to SECTION 10.1(B);

                  (f) amounts due to the Issuing Bank, the Agent, the Lenders and others pursuant to SECTIONS 3.2(H) and 12.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, including amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.



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                                   ARTICLE XI

                                    THE AGENT

         11.1. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in SECTION 11.5 and the first sentence of SECTION 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The term "Agent" as used in the Loan Documents shall not connote any fiduciary or other implied obligation under applicable law, and is used solely as a matter of market custom to connote an administrative relationship between independent contracting parties.

         11.2. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 12.1 hereof. As to any action not expressly mandated by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to SECTION 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4. RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent and each of its Affiliates, and their respective officers, employees and agents (each, an "Agent Indemnitee") (to the extent not reimbursed under SECTION 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitees (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated





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


thereby or any action taken or omitted by any Agent Indemnitee under any Loan Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided further, however, that no action or omission taken or occurring at the direction of the Required Lenders shall constitute either gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under SECTION 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this SECTION 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         11.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.



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                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Revolving Note, and its Revolving Credit Commitment); PROVIDED, HOWEVER, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Revolving Note (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank or as the provider of Swing Line Loans); and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Revolving Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 5.6.

         (b) The Agent shall maintain at its address referred to in SECTION 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE V and the right of set-off contained in SECTION 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         12.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, Suite 100
                           Palm Beach Gardens, Florida  33410
                           Attn: Ann Svoboda, Treasury
                           Telephone:       (561) 691-6723
                           Telefacsimile: (561) 691-6456

                           with a copy to:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, Suite 100
                           Palm Beach Gardens, Florida  33410
                           Attn: Philip Maslowe, Chief Financial Officer
                           Telephone:       (561) 691-6458
                           Telefacsimile: (561) 691-____

                  (b)      if to the Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-____
                           Telefacsimile:   (704) 386-9923

                           with a copy to:

                           Bank of America, N.A.
                           100 North Tryon Street, 17th Floor
                           NC1-007-17-15
                           Charlotte, North Carolina  28255
                           Attention: Jack Williams
                           Telephone:       (704) 388-3234
                           Telefacsimile:   (704) 388-0960

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Guaranty Agreement executed by such Credit Party, as the case may be.

         12.3. RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender or is repaid in whole or in part by such benefitted Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         12.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         12.5. EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         12.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if ARTICLE XI or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Revolving Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION 12.6 or any other provision of this Agreement or (v) release any Guarantor except as expressly contemplated in the Loan Documents; and PROVIDED, FURTHER, that no such amendment or waiver that affects the rights, privileges or obligations of Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of America or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of SECTION 11.2.

         12.8. TERMINATION. This Agreement shall terminate on the Facility Termination Date, except that (a) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and
(b) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent, the Issuing Bank or any Lender (including the Swing Line Lender) is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement, including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations, and Swing Line Loans, shall continue in full force (or be reinstated, as the case may be) and the Borrower shall be liable to, and shall indemnify and hold the Agent, the Issuing Bank or such Lender harmless for, the amount of such payment surrendered until the Agent, the Issuing Bank or such Lender shall have been finally and irrevocably paid in full, and (ii) in the event any portion of any amount so required to be surrendered by the Agent or the Issuing Bank or the Swing Line Lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the Agent or the Issuing Bank or the Swing Line Lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, the Issuing Bank or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's, the Issuing Bank's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9. INDEMNIFICATION; LIMITATION OF LIABILITY. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct.

         (b) The agreements and obligations of the Borrower contained in this
SECTION 12.9 shall continue in effect notwithstanding the Facility Termination Date.

         12.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         12.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF BROWARD, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY

         IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                         [Signatures on following pages]

Signature Page 7 of 7
Wackenhut Corp 2000 Credit Agreement

369437.17 (Final)
         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                            THE WACKENHUT CORPORATION
WITNESS:

/s/ WELLINGTON MENDOZA                      By:      /s/ ANN SVOBODA
-------------------------------                ------------------------------
Print Name:  Wellington Mendoza             Name:  Ann Svoboda
                                            Title: Assistant Treasurer

/s/ LISA BROWN
-------------------------------
Print Name: Lisa Brown


                             Signature Page 1 of 7

                                 BANK OF AMERICA, N.A.,
                                 as Agent for the Lenders

                                 By:      /s/ ROBERT MAURIELLO
                                    -----------------------------------------
                                 Name:  Robert Mauriello
                                 Title:    Vice President

                                 BANK OF AMERICA, N.A.


                                 By:      /s/ ROBERT MAURIELLO
                                    -----------------------------------------
                                 Name:  Robert Mauriello
                                 Title:    Vice President

                                 Lending Office for Base Rate Loans:
                                          Bank of America, N.A.
                                          101 North Tryon Street, 15th Floor
                                          NC1-001-15-04
                                          Charlotte, North Carolina  28255
                                          Attention:  Agency Services
                                          Telephone:        (704) 386-
                                          Telefacsimile:    (704) 386-9923

                                 Wire Transfer Instructions:
                                          Bank of America, N.A.
                                          ABA#  053000196
                                          Account No.:
                                                       -------------------------
                                          Reference: The Wackenhut Corporation
                                          Attention:  Agency Services

                                 Lending Office for Eurodollar Rate Loans:
                                          Bank of America, N.A.
                                          101 North Tryon Street, 15th Floor
                                          NC1-001-15-04
                                          Charlotte, North Carolina  28255
                                          Attention:
                                                     ---------------------------
                                          Telephone:        (704) 386-
                                          Telefacsimile:    (704) 386-9923

                                 Wire Transfer Instructions:
                                          Bank of America, N.A.
                                          ABA#  053000196
                                          Account No.:
                                                       -------------------------
                                          Reference: The Wackenhut Corporation
                                          Attention: Agency Services




                             Signature Page 2 of 7

                                        SCOTIABANC INC.


                                        By:  /s/ FRANK F. SANDLER
                                           -----------------------
                                        Name: Frank F. Sandler
                                        Title:   Director

                                        Lending Office:
                                        600 Peachtree Street, N.E.
                                        Suite 2700
                                        Atlanta, Georgia 30308

                                        Wire Transfer Instructions:
                                        The Bank of Nova Scotia
                                        New York, New York
                                        ABA #026002532
                                        Attention: Further Credit #0735639
                                                      ScotiaBanc Inc.
                                        Reference: The Wackenhut Corporation


                             Signature Page 3 of 7

                                       FIRST UNION NATIONAL BANK


                                       By:  /s/ ROBERT D. BRIDGES
                                          ------------------------------
                                       Name:    Robert D. Bridges
                                       Title:   Senior Vice President

                                       Lending Office:
                                       1950 W. Hillsboro Boulevard, 2nd Floor
                                       Deerfield Beach, Florida  33442

                                       Wire Transfer Instructions:
                                       First Union National Bank
                                       Charlotte, North Carolina
                                       ABA #053000216
                                       Account #145916-2008
                                       Commercial Loan Participations
                                       Attention: Cindy Petry - 904-489-6095
                                       Reference: The Wackenhut Corporation




                             Signature Page 4 of 7

                                        SUNTRUST BANK


                                        By:  /s/ WILLIAM H. CRAWFORD
                                           ----------------------------
                                        Name:    William H. Crawford
                                        Title:   Vice President

                                        Lending Office:
                                        201 4th Avenue, North
                                        Nashville, Tennessee  37219

                                        Wire Transfer Instructions:
                                        SunTrust Bank
                                        Nashville, Tennessee
                                        ABA #064 000 046
                                        Account #9191004800
                                        Account Name: Commercial Loan Wires
                                        Attention: Leigh Anne Gregory
                                        Reference: Wackenhut Corp.
                                                       Obligor #9198646451



                             Signature Page 5 of 7

                            DRESDNER BANK LATEINAMERIKA AG,
                            MIAMI AGENCY


                            By:  /s/ ALAN HILLS          /s/ FRANK HUTHNANCE
                               ----------------------------------------------
                            Name:    Alan Hills            Frank Huthnance
                            Title:   Vice President        Vice President


                            Lending Office:
                            801 Brickell Avenue
                            Suite 1100
                            Miami, Florida  33131

                            Wire Transfer Instructions:
                            Dresdner Bank
                            ABA #063-100-277
                            Account #137-694-2752
                            Account Name: Dresdner Bank Lateinamerika AG
                                                Miami Agency
                                                Credit Risk Management
                            Attention:  Frank Olaechea
                            Reference: The Wackenhut Corporation



                             Signature Page 6 of 7

                                      BANCO SANTANDER PR


                                      By:  /s/ JOSE ENRIQUE GUZMAN VIRELLA
                                         -----------------------------------
                                      Name:    Jose Enrique Guzman Virella
                                      Title:   Senior Officer

                                      Lending Office:
                                      207 Ponce de Leon Avenue
                                      Banco Santander Building
                                      Hato Rey, Puerto Rico 00918

                                      Wire Transfer Instructions
                                      Banco Santander Puerto Rico
                                      San Juan, Puerto Rico
                                      ABA #021502341
                                      Attention: Jose Enrique Guzman
                                                    Corporate Banking Group
                                      Reference: The Wackenhut Corporation


                             Signature Page 7 of 7

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                              APPLICABLE
                                    REVOLVING CREDIT          COMMITMENT
LENDER                                 COMMITMENT             PERCENTAGE
------                              ----------------          ----------

Bank of America, N.A                $ 25,000,000.00          22.222222222%

Scotiabanc Inc.                     $ 22,500,000.00          20.000000000%

First Union National Bank           $ 22,500,000.00          20.000000000%

SunTrust Bank                       $ 20,000,000.00          17.777777778%

Dresdner Bank Lateinamerika AG      $ 15,000,000.00          13.333333333%

Banco Santander PR                  $  7,500,000.00           6.666666667%
                                    ---------------       ---------------
                                    $112,500,000.00              100%

                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of November 13, 2000 (the "Credit Agreement") among The Wackenhut Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on SCHEDULE 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.* After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth on SCHEDULE 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Note held by the Assignor and requests that the Agent exchange such Revolving Note for new Revolving Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on SCHEDULE 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to

-----------------
* In the case of Bank of America as Assignor, excluding any rights, benefits, or duties as provider of Swing Line Loans or an Issuing Bank.

make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 5.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
SCHEDULE 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1



         Percentage interest assigned:                    ________%

         Assignee's Revolving Credit Commitment:          $_______

         Aggregate outstanding principal amount
           of Revolving Loans assigned:                   $_______

         Principal amount of Revolving Note
           payable to Assignee:                           $_______

         Principal amount of Revolving Note
           payable to Assignor:                           $_______

         Effective Date (if other than date
           of acceptance by Agent):                       *_______, ____



                                   [NAME OF ASSIGNOR], as Assignor


                                   By:
                                      ----------------------------------------
                                         Title:

                                   Dated:                      , 200
                                           --------------------     -----



                                   [NAME OF ASSIGNEE], as Assignee


                                   By:
                                      ----------------------------------------
                                         Title:

                                   Domestic Lending Office:

                                   Eurodollar Lending Office:

----------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 200_

BANK OF AMERICA, N.A., as Agent


By:
   --------------------------------------------------
Title:


[Approved this ____ day
of ____________, 200_


THE WACKENHUT CORPORATION


By:                                                  ]**
   --------------------------------------------------
Title:



--------------
**  Required if the Asignee is an Eligible Assignee solely by reason of clause
    (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of November 13, 2000 (the "Agreement") among The Wackenhut Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                  Office                   Specimen Signature

----------------               -------------                -------------------

----------------

----------------

----------------               -------------                -------------------

----------------

----------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, ____.


                                        THE WACKENHUT CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:      Bank of America, N.A.,
         as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of November 13, 2000 (the "Agreement") among The Wackenhut Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

TYPE OF LOAN                   INTEREST      AGGREGATE
(CHECK ONE)                     PERIOD(1)     AMOUNT(2)       DATE OF LOAN(3)
 ---------                      ------        ------          ---------------

REVOLVING LOAN

Base Rate Loan
                              -----------    ----------     -------------------

Eurodollar Rate Loan
                              -----------    ----------     -------------------


-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.

(2) Must be $1,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.

(3)  At least three (3) Business Days later if a Eurodollar Rate Loan.

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS] .

         The undersigned hereby certifies that:

1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and


                                     D-1-1

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 7.6(A) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(A) but not for the purpose of any cross reference to such SECTION 7.6(A) or to the financial statements described therein contained in any other provision of SECTION 7.6 or elsewhere in ARTICLE
VII) to refer to those financial statements most recently delivered to you pursuant to SECTION 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 8.1(B) have not been certified by independent public accountants).

3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                 THE WACKENHUT CORPORATION


                                 BY:
                                    -------------------------------------------
                                          Authorized Representative

                                 DATE:
                                      -----------------------------------------


                                     D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.,
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of November 13, 2000 (the "Agreement") among The Wackenhut Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

                           AMOUNT(1)                          DATE OF LOAN

                         __________________                   __________, ____

-----------------------
(1) Must be $50,000 or if greater an integral multiple of $20,000, unless a Base Rate Refunding Loan.

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[INSERT TRANSMITTAL INSTRUCTIONS] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 7.6(A) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such SECTION 7.6(A) but not for the purpose of any cross reference to such SECTION 7.6(A) or to the financial statements described


                                     D-2-1
therein contained in any other provision of SECTION 7.6 or elsewhere in ARTICLE
VII) to refer to those financial statements most recently delivered to you pursuant to SECTION 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 8.1(B) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                      THE WACKENHUT CORPORATION


                                      By:
                                         --------------------------------------
                                               Authorized Representative

                                      DATE:
                                           ------------------------------------

                                     D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of November 13, 2000 (the "Agreement") among The Wackenhut Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

TYPE OF LOAN           INTEREST         AGGREGATE
(CHECK ONE)             PERIOD(1)        AMOUNT(2)         DATE OF LOAN(3)
 ---------              ------           ------            ---------------

REVOLVING LOAN

Base Rate Loan
                       ----------       -------------     --------------------

Eurodollar Rate Loan
                       ----------       -------------     --------------------


-----------------------
(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $500,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan.

                                     THE WACKENHUT CORPORATION


                                     By:
                                        ---------------------------------------
                                              Authorized Representative

                                     DATE:
                                          -------------------------------------

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

$--------------                                      ---------, --------------

                                                                ________, 2000

         FOR VALUE RECEIVED, The Wackenhut Corporation, a Florida corporation having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender"), in its
individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of November 13, 2000 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" --all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLES II AND IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of


                                     F-1-1
the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]

                                     F-1-2

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                 THE WACKENHUT CORPORATION
WITNESS:

                                 By:
------------------------            -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
------------------------               ----------------------------------------



                                     F-1-3

                                  EXHIBIT F-2

                            Form of Swing Line Note

                                Promissory Note
                               (Swing Line Loan)

$----------------                                           --------, --------

                                                             ___________, 2000

         FOR VALUE RECEIVED, The Wackenhut Corporation, a Florida corporation having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("Bank of America"), in its individual capacity, at Bank of America's offices located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as Bank of America may designate) at the times set forth in the Credit Agreement dated as of November 13, 2000 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and Bank of America, N.A., as agent for the Lenders (the "Agent") (as amended, supplemented or otherwise modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _______________________ DOLLARS ($____________) or if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by Bank of America to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLES II AND IV of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

                                     F-2-1

         This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]



                                     F-2-2

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                     THE WACKENHUT CORPORATION
WITNESS:

                                     By:
----------------------------            ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
----------------------------               ------------------------------------



                                     F-2-3

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel

                                November 13, 2000



Bank of America, N.A.,
as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

RE: $95,000,000 REVOLVING CREDIT AND LETTER OF CREDIT FACILITIES AMONG BANK OF AMERICA, N.A., AS AGENT, THE LENDERS PARTY THERETO AND THE WACKENHUT CORPORATION

Ladies and Gentlemen:

         We have acted as counsel to The Wackenhut Corporation, a Florida corporation (the "Borrower"), and the following Persons (the "Guarantors"):
__________, __________ and __________ in connection with the negotiation, execution, and delivery of the Credit Agreement of even date herewith among you, the Lenders and the Borrower (the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement); and the execution and delivery of the other Transaction Documents (as defined below) by the Borrower and one or more Guarantors, pursuant to which the Lenders are providing the Revolving Credit Facility in the amount of $________, including the $________ Letter of Credit Facility and the $________ Swing Line, each constituting part of the Revolving Credit Facility, and the other transactions contemplated under the Credit Agreement.

         This opinion is being delivered in accordance with the conditions set forth in SECTION 6.1 of the Credit Agreement.

         As such counsel, we have reviewed originals, or copies certified or otherwise authenticated or out satisfaction, of the following documents as executed and delivered as of the date hereof (collectively, the "Transaction Documents"):

         1.       the Credit Agreement;

         2.       the Notes;

         3.       the Guaranty Agreement; [and

         4. Add description of other Loan Documents by reference to Credit Agreement defined terms]

         For purposes of the opinions expressed below, we have assumed that all natural persons executing the Transaction Documents have legal capacity to do so; that all signatures (other than those of representatives of the Borrower and the Guarantors on the Transaction Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Transaction Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

         For purposes of giving this opinion, we have examined such corporate and other records of the Borrower and the Guarantors, certificates of public officials, certificates of appropriate officers or other representatives of the Borrower and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and is duly qualified to transact business as a foreign corporation and is in good standing in the following jurisdictions: ____________________________, and in each other jurisdiction in which, in light of the nature of the business transacted by it or the property owned by it, such qualification is necessary and the failure so to qualify might impair title to any property material to its operations or its right to enforce any material contract against others, or expose it to any substantial liability or impairment of rights or defenses in such jurisdiction. The Borrower has full [corporate] power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Transaction Documents, and has full [corporate] power and authority to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and consummate the transactions contemplated therein.

         2. Each of the Transaction Documents to which the Borrower is a party has been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         3. Each Credit Party (other than the Borrower) is a corporation [, limited liability company or limited partnership, as the case may be,] duly organized, validly existing and in good standing under the laws of its respective state of its formation and is duly qualified to transact business as a foreign entity and is in good standing in the following respective jurisdictions: _________________________________, and in each other jurisdiction in which, in light of the nature of the business transacted by such Credit Party and the property owned by it, such qualification is necessary and the failure to so qualify might impair title to any property material to the operations of such Credit Party or such Credit Party's right to enforce any material contract against others, to expose such Credit Party to any substantial liability or impairment of rights or defenses in such jurisdiction. Each Credit Party (other than the Borrower) has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Transaction Documents, and has full corporate power and authority to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and consummate the transactions contemplated therein.

         4. Each of the Transaction Documents to which each Credit Party (other than the Borrower) is a party has been duly authorized by the Board of Directors [, managers, or general partners] of such Credit Party[, as the case may be] (and by any required shareholder[, member or limited partner] action[, as applicable]), has been duly executed and delivered by such Credit Party, and constitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         5. Neither the execution or delivery of, nor performance by the Borrower or any other Credit Party of its obligations under, the Transaction Documents (a) does or will conflict with, violate or constitute a breach of (i) any of the Organizational Documents or Operating Documents of the Borrower or any other Credit Party, (ii) any laws, rules or regulations applicable to the Borrower or any other Credit Party, or (iii) any contract, agreement, indenture, lease, instrument, commitment, judgment, writ, determination, order, decree or arbitral award, of which we have knowledge after due inquiry of appropriate representatives of the Credit Parties, to which the Borrower, any other Credit Party or any other Subsidiary is a party or by which the Borrower, any other Credit Party or any other Subsidiary or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower, any Credit Party or any other Subsidiary, except for the Liens in your favor expressly created pursuant to the Transaction Documents.

         6. Insofar as we have knowledge of the operations and affairs of the Credit Parties and upon due inquiry of appropriate representatives of the Credit Parties, there is no pending or overtly threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law) before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Transaction Documents, or the titles to their respective offices or authority of any officers[, members, or partners, as applicable] of the


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Borrower or any other Credit Party or (ii) an adverse result in which could reasonably be expected to have a Material Adverse Effect.

         7. Insofar as we have knowledge of the operations and affairs of the Credit Parties and upon due inquiry of appropriate representatives of the Credit Parties, there exists no event, circumstance or condition (except that we express no opinion as to financial reporting or accounting matters) which, immediately upon giving effect to the Transaction Documents, would constitute a Default or Event of Default under the Credit Agreement.

         8. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Transaction Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

         9. The rate or rates of interest provided for in the Transaction Documents, including all late payment charges and the Default Rate provided for therein, do not and will violate or conflict with, or give rise to any defense to payment of the Obligations or to any claim, counterclaim, setoff or recoupment under, any usury or other law or regulation of the State of ________ governing the maximum rate of interest or amount of other charges that may be charged or incurred in transactions of the type contemplated under the Transaction Documents.

         10. No documentary, stamp, intangibles, excise or other tax is payable to any Governmental Authority of the State of Florida in connection with the execution, delivery, enforcement, recording or filing of any of the Transaction Documents, other than routine per page filing fees in connection with the filing of Uniform Commercial Code financing statements and court costs and fees that may be or become payable in connection with the enforcement of the Transaction Documents.

         11. Solely by reason of (i) the execution and delivery of, and performance by the parties thereto under, the Transaction Documents, (ii) the acceptance of the Notes and the receipt of payments in respect of the Obligations, or (iii) the enforcement of rights and remedies by the Agent of any Lender under the Transaction Documents, neither the Agent nor any Lender is or shall (a) be required to qualify to do business in the State of Florida or (b) be subject to the payment of any franchise or income tax or other tax imposed by the State of Florida or any agency thereof payable in respect of payments received under the Transaction Documents.

         Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Transaction Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Agent
101 North Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.,
as Agent
100 N. Tryon Street
NC1-007-17-15
Charlotte, North Carolina  28255
Attention: ______________________
Telefacsimile:    (704) 388-0960


         Reference is hereby made to the Credit Agreement dated as of November 13, 2000 (the "Agreement") among The Wackenhut Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

A.       Compliance with SECTION 9.1(A):
         Consolidated Net Worth

         1.       Consolidated Net Worth at the last day of the
                  Most recent Fiscal Quarter                       $__________

         2.       Consolidated Net Income x 50%                    $__________

         3.       Net proceeds of sale of Borrower's capital
                  Stock x 75%                                      $__________

         4.       Sum of A.1 + A.2 + A.3                           $__________

         5.       Actual Consolidated Net Worth                    $__________

         REQUIRED:  LINE A.5 MUST NOT BE LESS THAN LINE A.4

B.       Compliance with SECTION 9.1(B) and 9.5: Indebtedness
         (including WCC and Chile)

         1.       Consolidated Indebtedness                        $__________

         2.       Indebtedness for Money Borrowed  of
                  WCC and Chile                                    $__________

         3.       B.1 - B.2                                        $__________

         4.       Consolidated Net Worth                           $__________

         5.       Ratio of B.3 to B.4                              ___ to 1.00

         6.       Outstanding trade receivables subject
                  to Asset Securitization Facility                 $__________

         7.       additional Indebtedness described in
                  SECTION 9.5(H)                                   $__________

         REQUIRED:  LINE B.5 MUST NOT EXCEED .50.  LINE B.6 MUST
         NOT EXCEED $75,000,000.  LINE B.7 MUST NOT EXCEED $30,000,000.

C.       Compliance with SECTION 9.1(C): Consolidated Fixed Charge
         Coverage Ratio

         1.       Consolidated Net Income                          $__________

         2.       Income taxes deducted in arriving at C.1         $__________

         3.       Consolidated Fixed Charges                       $__________

         4.       C.1 + C.2 + C.3                                  $__________

         5.       Ratio of C.4 to C.3                              ____ to 1.00

         REQUIRED:  LINE C.5 MUST NOT BE LESS THAN 1.50 TO 1.00

D.       Compliance with SECTION 9.7:  Restricted Payments

         1.       Restricted Payments since October 1, 2000        $__________

         2.       Consolidated Net Income since October 1,
                  2000 x .50                                       $__________



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


        3.       D.2 + $5,000,000                                  $__________

        4.       D.3 - D.1                                         $__________

        REQUIRED:  LINE D.4 MUST BE EQUAL TO OR GREATER THAN 0.

E.       Compliance with SECTION 9.14:  Advances to Excluded
         Subsidiaries

1.       Loans and advances to, Guaranties, capital
         contributions to, investments in:
         (a)      WCC                                              $__________

         (b)      Chile                                            $__________

         REQUIRED:  LINE E.1(A) MUST NOT EXCEED $1,500,000.
                    LINE E.1(B) MUST NOT EXCEED $__________.

2.       No Default

                  A. To the best knowledge of the undersigned, since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in ARTICLE X of the Agreement has occurred and is continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: ____________________________________________________
         ______________________________________________________________________

                  (NOTE, if no Default or Event of Default has
                      occurred, insert "Not Applicable").

3.       Additional Subsidiaries

         Listed on the Schedule of Additional Persons attached hereto is a true and correct description of all Subsidiaries in respect of which the Borrower is required pursuant to SECTION 8.18 of the Agreement to deliver or cause to be delivered a Guaranty Agreement and related documents not later than the date of this Certificate, and all documents so required to be delivered in respect of each such Persons are delivered to you simultaneously herewith.

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with SECTION 8.18 of the Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.

                                   By:
                                      -----------------------------------------
                                            Authorized Representative

                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                    EXHIBIT I

                                Form of Guaranty

         THIS GUARANTY AGREEMENT (this "Guaranty Agreement"), dated as of __________, 2000, is made by the undersigned (the "Guarantor" and, together with other Subsidiaries of the Borrower who have heretofore or hereafter guaranteed the Borrower's Liabilities, as defined below, collectively, the "Guarantors") to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as agent (in such capacity, the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have agreed to provide to The Wackenhut Corporation (the "Borrower") certain credit facilities, including a revolving credit facility with a letter of credit and swing line sublimit pursuant to the terms of that certain Credit Agreement dated as of November 13, 2000, among the Borrower, the Agent and the Lenders (as from time to time amended, modified, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, the Guarantor is, directly or indirectly, a Wholly-owned Subsidiary of the Borrower and will materially benefit from the Loans and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

         WHEREAS, the Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Borrower to cause the Guarantor to enter into this Guaranty Agreement, and the Secured Parties are unwilling to continue to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantor enters into this Guaranty Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. GUARANTY. The Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent for the benefit of the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable attorneys' fees and expenses); (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents; and (c) the Borrower's prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations now or hereafter arising under Swap Agreements. The Guarantor's obligations to the Secured Parties under this Guaranty Agreement are hereinafter referred to as the "Guarantor's Obligations". Notwithstanding the foregoing, the liability of the Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         The Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrower's Liabilities.

         2. PAYMENT. If the Borrower shall default in payment or performance of any of the Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and reasonable attorneys' fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Agent, fully pay to the Agent, for the benefit of the Secured Parties, subject to any limitation on each Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all the Borrower's Liabilities then due and owing.

         3. ABSOLUTE RIGHTS AND OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional, subject to the limitation set forth in Section 1 hereof, irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement by reason of:

                  (a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantor's Obligations, any of the Borrower's Liabilities, or any other guaranty of any of the Borrower's Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

                  (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

                  (c) any acceleration of the maturity of any of the Borrower's Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

                  (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower's Liabilities, for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

                  (e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

                  (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

                  (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower's Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Guaranty Agreement by any other Credit Party now or hereafter in effect);

                  (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower's Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

                  (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Credit Party or to any collateral in respect of the Borrower's Liabilities or Guarantor's Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided, subject to the limitation on each Guarantor's Obligations set forth in Section 1 above.

         4. CURRENCY AND FUNDS OF PAYMENT. All Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         5. EVENTS OF DEFAULT. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Borrower's Liabilities, at the Agent's election and without notice thereof or demand therefor, the Guarantor's Obligations shall immediately be and become due and payable after the expiration of grace periods, if any.

         6. SUBORDINATION. Until this Guaranty Agreement is terminated in accordance with Section 23 hereof, the Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to the Guarantor (i) of the Borrower, to the payment in full of the Borrower's Liabilities, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the Guarantor's Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Secured Party and arising under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Agent, paid over forthwith to the Agent for the benefit of the Secured Parties on account of the Borrower's Liabilities, the Guarantor's Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by the Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of the Guarantor.

         7. SUITS. The Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

         8. SET-OFF AND WAIVER. The Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off or cross claim to any claim under this Guaranty Agreement, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any other defenses, set-offs, counterclaims, cross claims or other claims against any Secured Party or other

Person otherwise available to the Guarantor. The Guarantor agrees that each Secured Party shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of the Guarantor, including any balance of any deposit account or of any credit of the Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this
SECTION 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         9. WAIVER OF NOTICE; SUBROGATION.

                  (a) The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in SECTION 3 hereof. The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from its Guarantor's Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

                  (b) The Guarantor hereby agrees that payment or performance by the Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to the Guarantor without the Agent being required, the Guarantor expressly waiving to the extent permitted by law any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE

         ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT AFTER GRACE PERIODS, IF ANY, FOR THE EVENT OF DEFAULT.

                  (c) The Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower's Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim (within the meaning of Section 101 of the United States Bankruptcy
         Code) in respect to such subrogation, reimbursement, contribution or indemnity by the Guarantor against the estate of any other Credit Party, in the event of a subsequent case involving any other Credit Party. If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of SECTION 23 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantor's Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantor's Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with SECTION 23 hereof, and occurrence of the Facility Termination Date.

         10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with SECTION 23 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by the Agent on behalf of the Secured Parties by written notice directed to the Guarantor in accordance with SECTION 25 hereof.

         11. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Agent, for the benefit of the Secured Parties, that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of the Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which the Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

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         12. EXPENSES. The Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including reasonable attorneys' fees, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

         13. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time after payment received by any Secured Party in respect of any Borrower's Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

         14. ATTORNEY-IN-FACT. To the extent permitted by law, the Guarantor hereby appoints the Agent, for the benefit of the Secured Parties, as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; PROVIDED, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default after expiration of grace periods, if any, for such Event of Default.

         15. RELIANCE. The Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, that: (a) the Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower's financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement ("Other Information"), and has full and complete access to the Borrower's books and records and to such Other Information; (b) the Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) the Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrower, the Borrower's financial condition and affairs, the "Other Information", and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower's financial condition and affairs or any other matters material to the Guarantor's decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning the Borrower or the Borrower's financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if the Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or affiliates, the Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

         16. RULES OF INTERPRETATION. The rules of interpretation contained in SECTIONS 1.2(C) through 1.2(l) and SECTION 12.12 of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

         17. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in SECTION 23, neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

         18. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns to the same extent that the assignment by the respective party of its rights and obligations under the Credit Agreement is permitted thereby; provided, however, that the Guarantor shall not be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein without the prior written consent of the Agent. Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including
ARTICLE XI thereof (concerning the Agent) and SECTION 12.1 thereof concerning assignments and participations. All references herein to the Agent shall include any successor thereof.

         19. SWAP AGREEMENTS. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Borrower's Liabilities, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Borrower's Liabilities; PROVIDED, HOWEVER, that such obligations shall cease to be Borrower's Liabilities at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

         20. SEVERABILITY. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability

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shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         21. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

         22. INDEMNIFICATION. Without limitation of SECTION 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Guarantor agrees to indemnify and hold harmless each Secured Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 22 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Guarantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is held in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The agreements in this Section 22 shall survive repayment of all of the Guarantor's Obligations and the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

         23. TERMINATION. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and all of the Guarantor's Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

         24. REMEDIES CUMULATIVE; LATE PAYMENTS. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other extensions of credit to the Borrower pursuant to the

Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Borrower's Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

         25. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Guarantor, at the address of the Borrower indicated in
SECTION 12.2 of the Credit Agreement and (b) with respect to the Agent or any other Secured Party, at the Agent's address indicated in SECTION 12.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in SECTION 12.2 of the Credit Agreement.

         26. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF BROWARD, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO THE GUARANTOR IN EFFECT PURSUANT TO SECTION 25 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE THE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ANY OF THE GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY

         SUCH JURISDICTION, THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE GUARANTOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [Signature page follows.]

Wackenhut Corp 2000 Credit Agreement
369437.17 (Final)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

                                     __________________________________________


WITNESS:

                                    By:________________________________________

____________________________        Name:   ___________________________________

Print Name:__________________       Title:  ___________________________________

______________________________

Print Name:__________________

                               AGENT:

                               BANK OF AMERICA, N.A., as Agent for the Lenders


                               By:__________________________________________

                               Name:    ____________________________________

                               Title:   ____________________________________

                                  SCHEDULE 1.1

                           Existing Letters of Credit

                                  SCHEDULE 7.4

                  Subsidiaries and Investments in Other Persons

                                  SCHEDULE 7.6

                                  Indebtedness

                                  SCHEDULE 7.7

                                      Liens

                                  SCHEDULE 7.8

                                   Tax Matters

                                  SCHEDULE 7.10

                                   Litigation

                                  SCHEDULE 7.18

                              Environmental Matters

                                  SCHEDULE 7.19

                               Employment Matters